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                                                                   Exhibit 23.03


                   CONSENT OF BROWN, RUDNICK, FREED & GESMER


     We hereby consent to the reference to our firm wherever it appears in this S-3 Registration Statement with respect to 10,011,236 shares of Common Stock of Lernout & Hauspie Speech Products N.V., including the Prospectus constituting a part hereof and any amendments hereto.


                                   BROWN, RUDNICK, FREED & GESMER

                                   By: Brown, Rudnick, Freed & Gesmer, P.C., a
                                       member



                                   By: /s/ Philip J. Flink
                                       -----------------------------------------
                                       Philip J. Flink, a member duly authorized

June 30, 2000

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